Exhibit 99

                         Form 3 Joint Filer Information


Name:                      Wattles Capital Management, LLC

Address:                   7945 W. Sahara #205
                           Las Vegas, Nevada  89117

Designated Filer:          Mark J. Wattles

Issuer & Ticker Symbol     Bally Total Fitness Holding Corporation (BFT)

Date of Event
Requiring Statement:       November 11, 2005

Signature:                 Wattles Capital Management, LLC


                           By: /s/Mark J. Wattles
                               --------------------------
                               Mark J. Wattles, President